Exhibit 10.48
EXTENSION OF EMPLOYMENT AGREEMENT
     This Extension of Employment Agreement by and between Sealed Air Corporation (US) (“SAC”) and Robert A. Pesci (“Pesci”).
     WHEREAS, on February 18, 2010, SAC and Pesci entered into an Employment Agreement to continue his employment through December 31, 2010 (“the Agreement”), with a provision to extend the Agreement by mutual agreement for an additional period of not more than six months at a reduced compensation level;
     NOW THEREFORE, the parties agree:
1.	The Agreement is extended from January 1, 2011 through June 30, 2011.
2.	Pesci’s monthly salary from January 1, 2011 through February 28, 2011 remains at the same monthly salary he received in 2010.
3.	Pesci shall receive a salary of $7,500 per month from March 1 through June 30, 2011.
4.	Pesci shall not be entitled to any bonus for the period of January 1, 2011 through June 30, 2011.
5. Other than as set forth above, the Agreement continues in full force and effect.
IN WITNESS WHEREOF, the parties agree to the foregoing as of the date set forth below:

/s/ Robert A. Pesci Robert A. Pesci	February 24, 2011 Date
For Sealed Air Corporation (US)

/s/ William V. Hickey William V. Hickey	February 24, 2011 Date
President